Exhibit 10.1

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (the “Agreement”) is made by and between Christine Meredith (the “Contractor”), and Sterling Bancorp, Inc. (the “Company”), effective as of 12:01 AM on April 1, 2025. (The Contractor and the Company hereinafter sometimes are referred to, individually, as a “Party” and, collectively, as “Parties.”) If the context so indicates, any reference to the Contractor shall be considered to be a reference to its employees, agents or representatives.

In consideration of the following premises and the mutual consents and undertakings herein, each Party agrees as follows:

1.             Engagement.

Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor effective as of 12:01 AM on April 1, 2025 (the “Effective Time”) and the Contractor hereby agrees to perform the services described in Appendix A entitled “Services To Be Performed,” which is attached hereto and made a part of this Agreement. The term of this engagement shall be for a defined period as also set forth in Appendix A.

2.             Compensation and Reimbursement of Expenses.

In consideration of the performance by the Contractor of the Contractor’s duties and obligations under this Agreement and subject to the terms and conditions of this Agreement, the Company agrees to compensate the Contractor and reimburse expenses of the Contractor as described in Appendix B entitled “Compensation and Reimbursement of Expenses,” which is attached hereto and made a part of this Agreement.

3.             Provision of Services.

The Contractor shall have the exclusive responsibility for performing the services to be agreed upon in Appendix A of this Agreement, and the Contractor shall determine the manner in which the services are performed and the times and places at which it performs the services. The Contractor shall have no obligation to work any particular hours or particular amount of hours, and neither the Company, nor its agents or representatives, shall have any right to control or direct the details, manner or means by which the Contractor performs its services. The Contractor shall obtain all necessary supplies and materials to complete the services, subject to the ability to seek reimbursement for the Contractor’s reasonable out-of-pocket expenses as provided in Appendix B. The Contractor shall have no authority to bind, obligate or commit the Company, nor the power to waive any forfeiture or default or to alter, discharge or waive any of the terms and conditions of any contract entered into by or for the Company, except to the extent specifically provided in resolutions approved by the Board of Directors. Except to the extent specifically provided in resolutions approved by the Board of Directors, the Contractor shall have no authority to represent the Company. The Contractor shall be subject to the oversight of the Board of Directors of the Company and such other persons as the Board of Directors may designate.

4.             Confidentiality.

(a)            The Contractor hereby acknowledges that entering into and performing under this Agreement will cause the Contractor to generate, be exposed to and have access to Confidential Information (as defined below). Unless the Contractor has obtained the express prior written consent of the Company, the Contractor shall not: (i) communicate, (ii) permit access to or (iii) use any Confidential Information for any purpose not consistent with the services provided for pursuant to this Agreement.

(b)            For purposes of this Agreement, “Confidential Information” shall mean: (i) any financial, business, planning, software, operations, services, potential services, products, potential products, designs, technical information, know-how, formulas, production, purchasing, marketing, sales, personnel, customer, broker, supplier or other information of the Company; (ii) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists or documents of the Company; (iii) any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations; and (iv) any other information, written, oral or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments, which pertains to the Company’s affairs or interests or with whom or how the Company does business. The Company acknowledges and agrees that Confidential Information does not include (i) information properly in the public domain or (ii) information in the Contractor’s possession prior to the date of its original engagement with the Company.

(c)            Notwithstanding anything herein to the contrary, the Company hereby notifies the Contractor, in accordance with the Defend Trade Secrets Act of 2016, that the Contractor will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Company further notifies the Contractor that if the Contractor files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Contractor may disclose the Company’s trade secrets to its attorney and use the trade secret information in the court proceeding if the Contractor: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. Further, notwithstanding anything in this Agreement to the contrary, nothing contained herein prohibits the Contractor from reporting, without the prior authorization of the Company and without notifying the Company, possible violations of federal law or regulation to the United States Securities and Exchange Commission, the United States Department of Justice, the United States Congress or other governmental agency having apparent supervisory authority over the business of the Company, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.

(d)            The Contractor understands that a material breach of this Paragraph 4 will result in irreparable harm and continuing damages to the Company and its business and that the Company’s remedy at law for any such breach or threatened breach, will be inadequate and, accordingly, in addition to such other remedies as may be available to the Company at law or in equity in such event, any court of competent jurisdiction may issue a temporary and permanent injunction, without the necessity of the Company posting bond and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of this Paragraph 4, including, but not limited to, any injunction restraining the breaching party from disclosing, in whole or in part, any Confidential Information. The Contractor will pay all of the Company’s costs and expenses, including reasonable attorneys’ fees and accountants’ fees, incurred in enforcing this Paragraph 4.

5.             Ability to Perform Agreement.

The Contractor hereby represents and warrants to the Company, and covenants to, each of the following: (i) the Contractor is not now and will not become a party to any license, agreement or arrangement which would prevent or adversely affect the Contractor’s full performance of this Agreement; and (ii) the Contractor has not taken and will not take any action(s) (including without limitation the assignment of any right(s), remedy or remedies) or failed and will not fail to take any action(s) (including without limitation the failure to prevent the disclosure of Confidential Information) which would preclude or adversely affect the Contractor’s full performance of this Agreement.

6.             Acknowledgment of Status.

(a)            The Contractor is an independent contractor. Nothing in this Agreement shall be construed to create an employment relationship between the Company and the Contractor. The Contractor shall not participate in any employee benefit plan or program or be subject to any employment rules, regulations or policies of the Company. The Contractor shall independently manage and control the Contractor’s activities subject only to the terms of this Agreement.

(b)            The Contractor recognizes, acknowledges and agrees that, as an independent contractor, all income paid to the Contractor under this Agreement shall constitute income from self-employment and the Contractor shall be required to pay self-employment taxes pursuant to Section 1401 of the Internal Revenue Code of 1986, as amended. Neither the Company, nor its officers, directors and employees shall have any obligation or liability whatsoever to the Contractor for workers’ compensation, federal and state payroll taxes, unemployment compensation, minimum wages, Social Security assessments or similar charges, taxes or liabilities applicable to an employment relationship.

(c)            The Contractor recognizes and acknowledges that the Contractor is free from control or direction over the performance of the Contractor’s services, both under this Agreement and in fact, and the Contractor represents to the Company that the Contractor (i) has established a place of business separate, independent and outside of any place of business of the Company, and (ii) is engaged in an independently established business.

7.             Indemnification.

The Contractor agrees to fully defend and indemnify the Company and its affiliates against, and will hold the Company and its affiliates harmless from, any and all claims, costs, damages, demands, expenses (including without limitation attorneys’ fees), judgments, losses or other liabilities of any kind or nature whatsoever arising from or directly or indirectly related to the Contractor’s breach of this Agreement, including, but not limited to, any breach or failure, and the resulting tax ramifications thereof, of the Contractor to comply with Paragraph 6. Except as prohibited by applicable law, the Company shall provide the Contractor (including the Contractor’s heirs, executors and administrators) with coverage under a directors’ and officers’ liability insurance policy at its expense on terms and conditions at least as favorable as the most favorable coverage in effect for the directors and officers of the Company (or any successor) and shall indemnify the Contractor (and the Contractor’s heirs, executors and administrators) to the fullest extent permitted under Michigan law against all expenses and liabilities reasonably incurred by the Contractor in connection with or arising out of any action, suit or proceeding in which the Contractor may be involved by reason of the Contractor having been a director or officer of the Company or its affiliates, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the costs of reasonable settlements. The provisions of this Paragraph 7 shall survive the expiration of this Agreement.

8.             Return of Materials.

Upon the written request of the Company, the Contractor shall immediately return and surrender to the Company all records, books, notes, diskettes, programs, software, memoranda, recordings, photocopies and other documents containing information related in any way to the Company or the Company’s business or customer(s), including, but not limited to, all records created or obtained by the Contractor as a result of or in the course of or in connection with this Agreement. The Contractor hereby acknowledges that all such records, books, notes, diskettes, programs, software, memoranda, recordings, photocopies and other related documents are the exclusive property of the Company.

9.             Notices.

Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, (b) sent by overnight registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, or (c) sent by other means at least as fast and reliable as overnight mail. All such notices and other communications may also be sent by email, but such emails will not constitute notice for purposes of this Agreement. A written notice shall be deemed to have been given to the recipient on the earliest of: (a) the date delivered to the address required by this Agreement; (b) the date delivery was refused at the address required by this Agreement; or (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, indicated such notice was undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

If to the Company:

Attention: ______________

Sterling Bancorp, Inc.

One Towne Square, Suite 1900

Southfield, MI 48076

Email: ___________________

with a copy to:

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

Attention: Robert Azarow

Email: Robert.Azarow@arnoldporter.com

and

KPMG LLP

1350 Sixth Avenue

New York, NY 10019

Attention: Mychal D. Harrison

Email: mychalharrison@kpmg.com

If to the Contractor, at the last address the Company has on file for the Contractor.

10.            Waiver.

The Company and the Contractor only in writing may waive any obligation of or restriction upon the other under this Agreement. No failure, refusal, neglect, delay, waiver, forbearance or omission of the Company or the Contractor to exercise any right or remedy under this Agreement or to insist upon full compliance by the other with its obligations hereunder shall constitute a waiver of any provision(s) of this Agreement.

11.            Construction.

(a)            This Agreement shall be the entire, full and complete agreement between the Parties concerning the subject matter hereof and shall supersede all prior agreements. There are no valid or binding representations, inducements, promises or agreements, oral or otherwise, between the Parties that are not embodied herein. No amendment, change, or variance of or from this Agreement shall be binding on either Party unless agreed to in writing signed by both of the Parties.

(b)            The headings appearing at the beginning of each paragraph of this Agreement are for convenience only and do not define, limit or construe the contents of any such paragraph. Whether expressly indicated or not, the singular usage includes the plural, and the neuter usage includes the masculine or the feminine or both the masculine and the feminine. This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement.

12.            Arbitration.

The Parties may (but need not) agree to submit any dispute to binding arbitration in Detroit, Michigan, to be conducted in accordance with the rules of the American Arbitration Association then in effect, or either Party may pursue other available remedies upon ten (10) days’ written notice to the other Party specifying its intended course of action. The foregoing notwithstanding, this Paragraph 12 shall not be construed to limit the Company’s right to obtain relief under Paragraph 4 with respect to any matter or controversy arising under Paragraph 4.

13.            Severability.

(a)            Each provision of this Agreement or part thereof shall be severable. If, for any reason, any provision or part thereof in this Agreement is finally determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation of a court or agency having valid jurisdiction, such determination shall not impair the operation or affect the remaining provisions of this Agreement, and such remaining provisions will continue to be given full force and effect and bind each Party. Each invalid provision or part thereof shall be deemed not to be a part of this Agreement.

(b)            If any applicable statute, rule or regulation contains any requirement that is contrary to or conflicts with any provision or part thereof in this Agreement, such requirement shall be substituted for such provision or part thereof to the minimum extent necessary to validate such provision or part thereof.

14.            Applicable Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan applicable to contracts entered into and to be performed entirely within the State of Michigan. The Contractor hereby consents to the jurisdiction of such courts. All disputes under this Agreement shall be adjudicated in, and the sole and exclusive venue shall be, the courts located in Wayne County, Michigan.

15.            Assignment.

This Agreement is personal to the Contractor and neither all nor any part of this Agreement may be voluntarily, involuntarily, directly or indirectly assigned or transferred by the Contractor without the Company’s prior written approval. Each such assignment or transfer without such approval shall be void.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the time and date first written above.

CONTRACTOR	STERLING BANCORP, INC.

/s/ Christine Meredith	/s/ Steven E. Gallotta
Signature
Name: Christine Meredith
	Print:	Steven E. Gallotta

	Its:	Chairman

[Signature Page to Independent Contractor Agreement]

APPENDIX A

Services To Be Performed

The duration of the Agreement shall be for the period beginning on the Effective Time and ending on the sixth (6th) month anniversary of the filing of the certificate of dissolution of the Company, which may be extended for additional one-month periods up to an additional six (6) months upon the mutual consent of the Company and the Contractor (the “Term”). The Contractor or the Company may terminate this Agreement prior to the expiration of the Term upon thirty (30) days’ prior written notice to the other Party as provided in this Appendix. (The effective date of termination by the Contractor shall be expiration of the thirty (30) day period and by the Company shall be immediate.) If (a) the Contractor abandons the performance of the duties under this Agreement, (b) the Contractor engages in conduct that is in violation of the Company’s policies which have been made known to the Contractor, (c) the Company terminates the Agreement because of the Contractor’s felony or any crime involving moral turpitude, deceit, dishonesty or fraud or (d) the Contractor acts in violation of any federal and state banking laws and regulations that are applicable to the Company or its respective subsidiaries, the Company may terminate this Agreement with no liability for future payments to the Contractor (but with liability for all payments, including reimbursement of expenses, due to have been made prior to the effective date of the termination). The provisions contained in Paragraphs 4, 7, 8, 9 and 12 shall survive termination of this Agreement.

The Contractor shall report solely to the independent members of the Board of Directors of the Company (the “Independent Directors”).

The Contractor shall serve as President & CEO of the Company, because Michigan law requires that an individual have those designated roles. In addition, the specific duties of the Contractor shall include: follow-up on multiple integration issues involving the sale of the Sterling Bank and Trust, F.S.B., to EverBank Financial Inc., preparing Board of Directors materials, overseeing all operating matters, executing communications and documents required during dissolution of the Company and responding vendor, creditor, investor inquiries, as well as being the primary coordinator with KPMG. The Contractor will remain with the Company as its sole officer until dissolution is complete. The Contractor shall provide services at a level that is less than twenty percent (20%) of the services provided by the Contractor in the thirty-six (36) months prior to the Term.

The Contractor shall also provide advice regarding such other matters, and such additional services, as shall be requested by the Independent Directors but only to the extent agreed to by the Contractor.

APPENDIX B

Compensation and Reimbursement of Expenses

The Company will pay to the Contractor:

1.	For purposes of payment of compensation to the Contractor hereunder, compensation will be paid for periods of service beginning on the Effective Time, and continuing through the expiration of the Term. The Contractor shall receive $38,000 per month for each month of the Term, for services rendered by the Contractor to the Company, in each case, with such payments being due on the last day of each applicable month in the Term; and shall be prorated for any partial month at the end of the term.

2.	The Company will reimburse reasonable out-of-pocket expenses incurred in the provision of services to the Company.

The Company has determined that the amounts described in this Appendix B are necessary and reasonable for the services provided by the Contractor to the Company during the Term.

Notwithstanding anything to the contrary in this Agreement, the reimbursement of any reasonable travel and other business expenses will be subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Company, its auditors, the Internal Revenue Service or other regulatory authorities having jurisdiction over the Company and its operations. Further, reimbursements provided under this Agreement during any calendar year shall not affect reimbursements to be provided in any other calendar year, and are not subject to liquidation or exchange for another benefit. Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by the Contractor, but in no event later than thirty (30) days after the termination of this Agreement, and, if timely submitted, reimbursement payments shall be promptly made to the Contractor following such submission; provided, however, that, to the extent required to comply with the requirements under Section 409A of the Code, and other than with respect to any reimbursements that are exempt from Section 409A of the Code as short-term deferral, reimbursement shall be made by the Company no later than December 31st of the calendar year following the calendar year in which the expense was incurred. In no event shall the Contractor be entitled to any reimbursement payments after December 31st of the calendar year following the calendar year in which the expense was incurred.